EXHIBIT 99.1

NEWS RELEASE Release Date: May 19, 2005 after 5:30pm EST

KNBT BANCORP, INC. COMPLETES ACQUISITION OF
NORTHEAST PENNSYLVANIA FINANCIAL CORP.
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Lehigh Valley, PA (May 19, 2005) — KNBT Bancorp, Inc. (NASDAQ/NMS – “KNBT”) announced today that its acquisition of Northeast Pennsylvania Financial Corp. (“NEPF”) was completed following the close of business on May 19, 2005. In accordance with the Agreement and Plan of Merger announced on December 9, 2004, NEPF merged with and into KNBT and NEPF’s primary subsidiary, First Federal Bank, merged with and into Keystone Nazareth Bank & Trust Company (the “Bank”).

Scott V. Fainor, President and Chief Executive Officer of KNBT stated, “As I’ve previously commented, we are excited about the expansion of KNBT’s already strong franchise into Luzerne, Schuylkill and Columbia Counties and the addition to our presence in Carbon and Monroe Counties.” Mr. Fainor added, “We look forward to the integration of these two franchises and to serving our current and future customers as KNBT.”

Each share of NEPF common stock was converted into the right to receive either $23.00 in cash or 1.6328 shares of KNBT common stock for each NEPF share. As previously disclosed in the merger agreement and election materials mailed to NEPF stockholders, the form of the merger consideration ultimately paid to NEPF stockholders is subject to adjustment in accordance with the terms of the merger agreement to ensure that 50% of the outstanding shares of NEPF will be converted into the right to receive cash and 50% will be converted into the right to receive KNBT stock. The final allocations of cash and KNBT common stock to be received by NEPF stockholders will be announced on or about May 26, 2005.

Approximately 3.2 million shares of KNBT common stock will be issued in the transaction, bringing the number of issued and outstanding shares of KNBT Bancorp to approximately 32.9 million. Based on the May 19, 2005 closing price of $14.02, the combined company has a market capitalization of approximately $461.8 million.

About KNBT Bancorp, Inc.
KNBT Bancorp, Inc. with total assets of more than $3.0 billion, is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania chartered savings bank headquartered in Bethlehem, Pennsylvania with 58 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Schuylkill and Columbia Counties, Pennsylvania.

Website: www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT Bancorp, Inc. (“KNBT” or “Holding Company”) management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of the Caruso Benefits Group, Inc. (“Caruso”) and the acquisition of Northeast Pennsylvania Financial Corp. (“NEPF”). These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) estimated cost savings from the acquisition of NEPF cannot be fully realized within the expected time frame; (4) revenues following the acquisitions of Caruso and NEPF are lower than expected; (5) competitive pressure among depository institutions increases significantly; (6) costs or difficulties related to the integration of the businesses of KNBT, NEPF and Caruso are greater than expected; (7) changes in the interest rate environment may reduce interest margins; (8) general economic conditions, either nationally or in the markets in which KNBT is or will be doing business, are less favorable than expected; or (9) legislation or changes in regulatory requirements adversely affect the business in which KNBT would be engaged as well as other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission (“SEC”) from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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